Exhibit 3.1.1

ARTICLES OF INCORPORATION

of

CLEARSIGN COMBUSTION CORPORATION

The undersigned, as incorporator of a corporation under the Washington Business Corporation Act, adopts the following Articles of Incorporation:

ARTICLE 1. NAME

The name of this corporation is ClearSign Combustion Corporation.

ARTICLE 2. SHARES

2.1          Authorized Capital

The total number of shares which this corporation is authorized to issue is 14,000,000, consisting of three classes of shares to be designated, respectively, "Common Stock," "Class B Common Stock," (together, the Common Stock and the Class B Common Stock are referred to herein as the "Authorized Common Stock") and "Preferred Stock." The total number of shares of Common Stock that this corporation shall have the authority to issue is 8,000,000 shares, each with a par value of $0.0001. The total number of shares of Class B Common Stock that this corporation shall have authority to issue is 4,000,000 shares, each with a par value of $0.0001. The total number of shares of Preferred Stock that this corporation shall have authority to issue is 2,000,000 shares, each with a par value of $0.0001. The Common Stock, Class B Common Stock and the Preferred Stock are sometimes referred to as the "Authorized Shares."

2.2          Issuance of Preferred Stock in Series

The Preferred Stock may be issued from time to time in one or more series in any manner permitted by law and the provisions of these Articles of Incorporation, as determined from time to time by the Board of Directors and stated in the resolution or resolutions providing for its issuance, prior to the issuance of any shares. The Board of Directors shall have the authority to fix and determine and to amend, subject to these provisions, the designation, preferences, limitations, voting powers, and relative rights of the shares of any series that is wholly unissued or to be established. Unless otherwise specifically provided in the resolution establishing any series, the Board of Directors shall further have the authority, after the issuance of shares of a series whose number it has designated, to amend the resolution establishing such series to decrease the number of shares of that series, but not below the number of shares of such series then outstanding.

2.3          Authorized Common Stock

(a) Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock and the Class B Common Stock shall be entitled to receive, at the same rate per share of Authorized Common Stock, when, as and if declared by the Board, out of any assets of the corporation legally available therefor, such cash dividends as may be declared from time to time by the Board of Directors. ·

(b) Liquidation Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior liquidation rights, upon the liquidation, dissolution or winding up of the corporation, the assets of the corporation shall be distributed ratably to the holders of the Common Stock and the Class B Common Stock in proportion to the number of shares of Authorized Common Stock then held by each.

(c) Redemption. The Common Stock and the Class B Common Stock are not redeemable; provided, however, that the corporation's repurchase of shares of its capital stock pursuant to agreements approved by the Board of Directors shall not be deemed "redemptions" and shall be allowed, subject to limitations on "distributions" pursuant to corporate law.

(d) Voting Rights. Except as otherwise provided herein or required by applicable law, (i) each holder of Common Stock shall be entitled to 1 vote for each share of Common Stock held as of the applicable record date on any matter that is submitted to a vote or for the consent of the shareholders of the corporation and (ii) each holder of Class B Common Stock shall be entitled to 2 votes for each share of Class B Common Stock held as of the applicable record date on any matter that is submitted to a vote or for the consent of the shareholders of the corporation. Holders of Common Stock and Class B Common Stock shall be entitled to notice of any shareholders' meeting in accordance with the Bylaws of the corporation. Except as otherwise required by applicable law, and subject to the provisions of Article 11 hereof, the Common Stock and the Class B Common Stock shall vote together as a single voting group on all matters submitted to a vote or for the consent of the shareholders of the corporation.

(e) Stock Dividends, Stock Splits or Combinations. In no event shall any stock dividends or stock splits or combinations of stock be declared or made with respect to the Common Stock and Class B Common Stock unless all shares of Common Stock and Class B Common Stock then outstanding are treated equally, provided that, for purposes of establishing equal treatment, a stock dividend, split or combination with respect to Common Stock effected with or in shares of Common Stock shall be deemed equal to a stock dividend, split or combination with respect to Class B Common Stock effected with or in shares of Class B Common Stock so long as the numerical rate or ratio of such dividends, splits or combinations is the same.

(f) Conversion of Class B Common.

(i) Voluntary Conversion. Each share of the Class B Common Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the corporation or any transfer agent for such shares, into one fully paid and nonassessable share of Common Stock.

(ii) Shareholder Vote. Each share of Class B Common Stock shall automatically be converted into one share of Common Stock upon the affirmative vote or written consent of holders of not less than two-thirds of the shares of Class B Common Stock outstanding at such time.

(iii) Mechanics of Conversion. Before any holder of Class B Common Stock shall be entitled to convert some or all shares of such holder's Class B Common Stock into shares of Common Stock, such holder shall give written notice to the corporation at the office of the corporation or any transfer agent for such stock that such holder elect to convert the same, shall state the number of shares to be converted into, at holder's election, shares of Common Stock, shall state therein the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued, and shall surrender the certificate or certificates evidencing the shares of Class B Common Stock to be converted, duly endorsed or accompanied by an executed assignment separate from certificate, at the office of the corporation or of any transfer agent for such stock, provided, however, that if the certificate or certificates evidencing the shares to be converted have been lost, stolen or destroyed, the holder may, in lieu of delivering such certificates, notify the corporation or its transfer agent that such certificates have been lost, stolen or destroyed and execute and deliver an agreement satisfactory to the corporation (the. "lost certificate agreement") to indemnify the corporation from any loss incurred by it in connection with such certificates. The corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock into which such holder has elected to convert the applicable shares of Class B Common and to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the certificate or certificates evidencing the shares of Class B Common Stock to be converted or on the date of delivery of the lost certificate agreement, as the case may be, and the person or persons entitled to receive the shares of Common Stock, as the case may be, issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

ARTICLE 3. REGISTERED OFFICE AND AGENT

The name of the initial registered agent of this corporation and the address of its initial registered office are as follows:

CT Corporation

1801 W. Bay Drive NW, Suite 206

Olympia, WA 98502

ARTICLE 4. PREEMPTIVE RIGHTS

No preemptive rights shall exist with respect to shares of stock or securities convertible into shares of stock of this corporation, except to the extent provided by written agreement with the corporation.

ARTICLE 5. CUMULTIVE VOTING

The right to cumulate votes in the election of Directors shall not exist with respect to shares of stock of this corporation.

ARTICLE 6. DIRECTORS

The number of Directors of this corporation shall be determined in the manner provided by the Bylaws and may be increased or decreased from time to time in the manner provided therein.

ARTICLE 7. LIMITATION OF DIRECTOR LI BILITY

To the full extent that the Washington Business Corporation Act, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of Directors, a Director of this corporation shall not be liable to this corporation or its shareholders for monetary damages for conduct as a Director. Any amendments to or repeal of this Article shall not adversely affect any right or protection of a Director of this corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal.

ARTICLE 8. SHAREHOLDER ACTIONS

Any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting or a vote if either:

(a) the action is taken by written consent of all shareholders entitled to vote on the action; or

(b) so long as this corporation is not a public company, the action is taken by written consent of shareholders holding of record, or otherwise entitled to vote, in the aggregate not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on the action were present and voted.

To the extent the Washington Business Corporation Act requires prior notice of any such action to be given to nonconsenting or nonvoting shareholders, such notice shall be given by at least the date immediately prior to the date on which the action becomes effective. The notice shall be in the form of a record and shall contain or be accompanied by the same material that, under the Washington Business Corporation Act, would have been required to be delivered to nonconsenting or nonvoting shareholders in a notice of meeting at which the proposed action would have been submitted for shareholder action. Such notice shall be provided in the same manner as the Bylaws or these Articles of Incorporation require or permit other notices to shareholders to be provided.

ARTICLE 9. AUTHORITY TO AMEND ARTICLE OF INCORPORATION

This corporation reserves the right to amend or repeal any of the provisions contained in these Articles of Incorporation in any manner now or hereafter permitted by the Washington Business Corporation Act or by these Articles of Incorporation, and the rights of the shareholders of this corporation are granted subject to this reservation.

ARTICLE 10. SHAREHOLDER VOTE REQUIRED ON CERTAIN MATTER

If shareholder approval of any of the following matters is required under the Washington Business Corporation Act, such matter may be approved by a majority of the votes in each voting group (except as otherwise provided in Article 11) entitled to be cast on such matter: (a) amendment to the Articles of Incorporation, (b) a plan of merger or share exchange of this corporation with any other corporation; (c) the sale, lease, exchange or other disposition, whether in one transaction or a series of transactions, by this corporation of all or substantially all of this corporation's property other than in the usual and regular course of business; or (d) the dissolution of this corporation. This Article is intended to reduce the voting requirements otherwise prescribed by the Washington Business Corporation Act with respect to the foregoing matters.

ARTICLE 11. LIMITATION OF SEPARATE CLASS VOTING TO EXTENT PERMI'ITED BYLAW

Except to the extent expressly provided in the preferences, limitations, voting powers and relative rights set forth in these Articles of Incorporation with respect to a particular class or series of shares, the holders of each outstanding class or series of shares of this corporation are not entitled to vote as a separate voting group: (a) on any amendment to this corporation's Articles of Incorporation with respect to which such class or series would otherwise be entitled under RCW 23B.l0.040(1)(a) or (e) to vote as a separate voting group, (b) on any plan of merger or share exchange with respect to which such class or series would otherwise be entitled under RCW 23B.l1.035 to vote as a separate voting group, except that the holders of the Common Stock and the holders of the Class B Common Stock shall be entitled to vote as separate voting groups on any plan of merger or share exchange in which each share of Common Stock and each share of Class B Common Stock would not be entitled to receive the same amount and form of consideration per share, or (c) on any transaction pursuant to RCW 238.12.020.

ARTICLE 12. INCORPORATOR

The name and address of the incorporator are as follows:

John D. Guillot

Attorney

Perkins Coie, LLP

1201 Third Avenue, Suite 4800

Seattle, WA 98101

ARTICLE 13. SAVINGS CLAUSE

If any provision of these Articles of Incorporation or any application thereof shall be invalid, unenforceable or contrary to applicable law, the remainder of these Articles of Incorporation, and the application of such provisions to individuals or circumstances other than those as to which it is held invalid, unenforceable or contrary to applicable law, shall not be affected thereby .

Dated: January 23, 2008

/s/ John D. Guillot
John D. Guillot, Incorporator

CONSENT TO SERVE AS REGISTERED AGENT

I, CT CORPORATION SYSTEM, hereby Consent to serve as Registered Agent in the State of Washington, for the following:

CLEARSIGN COMBUSTION CORPORATION

I understand that as agent, it will be my responsibility to receive service of process; to forward all mail; and to immediately notify the Office of the Secretary of State in the event of my resignation, or of any changes in the Registered Office address.

1-23-08	/s/ Michele Rowe
Date	Michele Rowe
Assistant Secretary

Page 1 of 1

STATE OF WASHINGTON
SECRETARY OF STATE

This Box For Office Use Only

FILED
SECRETARY OF STATE
FEB 03 2011
STATE OF WASHINGTON

Washington Profit Corporation

See attached detailed instructions

☐ Filing Fee $30.00

☒ Filing Fee with Expedited Service $80.00

UBI Number: 602-796-106

ARTICLES OF AMENDMENT

Chapter 23B.10 RCW

SECTION 1

NAME OF CORPORATION: *(as currently recorded with the Office of the Secretary of State)*

ClearSign Combustion Corporation

SECTION 2

AMENDMENTS were adopted on this DATE: January 27, 2011

SECTION 3

ARTICLES OF AMENDMENT WERE ADOPTED BY: *(please check one of the following)*

☐ Board of Directors *(shareholder action was not required)*

☒ Duly approved by shareholders in accordance with 23B.10.030 and 23B.10.040 RCW

☐ Incorporators *(shareholder action was not required)*

SECTION 4

AMENDMENTS TO ARTICLES ON FILE: *(if necessary, attach additional information)*

See attachment.

SECTION 5

EFFECTIVE DATE OF ARTICLES OF AMENDMENT: *(please check one of the following)*

☒ Upon filing by the Secretary of State

☐ Specific Date: ________________ *(Specified effective date must be within 90 days AFTER the Articles of Amendment have been filed by the Office of the Secretary of State)*

SECTION 6

SIGNATURE *(see instructions page)*

This document is hereby executed under penalties of perjury, and is, to the best of my knowledge, true and correct.

Signature	Printed Name/Title	Date	Phone Number
X [signature]	Richard Rutkowski	2/3/2011	206-349-0739

Profit Corporation - Amendment Washington Secretary of State Revised 07/10

THIRD: The amendment does not provide for an exchange, reclassification or cancellation of any issued shares.

FOURTH: The amendment was duly approved by the shareholders in accordance with the provisions of RCW 23B.07.040 and notice to any nonconsenting shareholders has been given to the extent required by RCW 23B.07.040.

FIFTH: These Articles of Amendment will become effective upon filing.

The undersigned hereby certifies that he is an officer of the Corporation and is authorized to execute these Articles of Amendment on behalf of the Corporation.

EXECUTED this 2nd day of Februrary 2011.

CLEARSIGN COMBUSTION CORPORATION

By: ______________________________
Richard Rutkowski, Chief Executive Officer

3

Dec. 22. 2011 12:08PM No. 2217 P. 3

FILED
SECRETARY OF STATE
SAM REED

DECEMBER 22, 2011

STATE OF WASHINGTON

12/23/11 2089516-002
$80.00 R #064812_32466253
tid: 2230905

Pursuant to RCW 23B.10.060 of the Washington Business Corporation Act, the undersigned corporation hereby submits the following amendment to the corporation's Articles of Incorporation:

1. The name of the corporation is ClearSign Combustion Corporation.

2. Paragraph 2.1 of Article 2 is hereby amended and restated in its entirety to read as follows:

   2.1 Authorized Capital

   The total number of shares which this corporation is authorized to issue is 64,500,000 consisting of two classes of shares to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares of Common Stock that this corporation shall have the authority to issue is 62,500,000 shares, each with a par value of $0.0001. The total number of shares of Preferred Stock that this corporation shall have the authority to issue is 2,000,000 shares, each with a par value of $0.0001. The Common Stock and the Preferred Stock are sometimes referred to as the "Authorized Shares." At the effective time of these Articles of Amendment, every outstanding share of this corporation's Common Stock shall be split into 1.25 shares of Common Stock, par value $0.0001 per share (the "Stock Split"). No fractional shares of Common Stock shall be issued in the Stock Split; instead, shareholders who would otherwise be entitled to fractional shares shall receive a whole share in lieu of such fraction.

3. The date of adoption of such amendment was December 21, 2011.

4. The amendment was duly approved by the Board of Directors pursuant to RCW 23B.10.020; shareholder action was not required.

Dated: December 21, 2011

CLEARSIGN COMBUSTION CORPORATION

By: ______________________
Richard Rutkowski, Chief Executive Officer and President

12/22/2011 THU 12:16 [TX/RX NO 8030] @003

ARTICLES OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
CLEARSIGN COMBUSTION CORPORATION

Pursuant to the provisions of Section 23B.10 of the Revised Code of Washington, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

1.       A new paragraph is added to the end of Article 8 of the Articles of Incorporation to read as follows:

A special meeting of the shareholders shall be held if the holders of at least 20% of all the votes entitled to be cast on any issue proposed to be considered at the special meeting have delivered to the corporation one or more demands for the meeting in the manner and at the times set forth in the Bylaws.

2.       The foregoing amendment was duly adopted by the Board of Directors on March 16, 2019 and approved by the shareholders of the Corporation on June 4, 2019, in accordance with the provisions of RCW 23B.10.030.

Executed as of this 4th day of June 2019.

CLEARSIGN COMBUSTION CORPORATION,
a Washington corporation

By	/s/ Colin James Deller
Name: Colin James Deller
Its: Chief Executive Officer

Office of the Secretary of State
Corporations & Charities Division
(360) 725 - 0377 | www.sos.wa.gov/corps
801 Capitol Way S, Olympia, WA 98504-0234

This Box For Office Use Only

FILED
Secretary of State
State of Washington
Date Filed: 11/06/2019
Effective Date: 11/06/2019
UBI No: 602 796 106

■ Amendment Fee $30

☐ Amendment Fee with Expedited Service $80

ARTICLES OF AMENDMENT
PROFIT CORPORATION
RCW 23B.10

Please provide UBI # 602 796 106

NAME OF PROFIT CORPORATION: (as currently recorded with the Office of the Secretary of State)
ClearSign Combustion Corporation

BUSINESS TYPE: Are you changing your business type? ☐ Yes ✓ No (If no, continue to next section)

If yes, select the change being made:

☐ WA PROFESSIONAL SERVICE CORPORATION ☐ WA PUBLIC UTILITY CORPORATION

☐ WA SOCIAL PURPOSE CORPORTION

ENTITY NAME CHANGE: Are you changing your business name? ■ Yes ☐ No If no, continue to Jurisdiction

If yes, do you already have an entity name reserved? ☐ Yes ■ No

If Yes, provide the Name Reservation Number and Name If No, provide only the name

Reservation Number: ______________

Name: ClearSign Technologies Corporation

CORPORATE SHARES: Are you changing your business's authorized shares? ☐ Yes ■ No If no, continue to next section

New number of authorized shares: ______________ Class of shares: ☐ Common Stock ☐ Preferred Stock

Did your share information change? (check one) ☐ Yes ☐ No If No, continue to next section

If Yes, implementation plan for change: (attach additional pages if needed)

Has your registered agent changed? ☐ YES ■ NO If Yes, please be sure to complete page 2

Articles of Amendment - Profit
Pg 1 | Revised 7.2018

Work Order #: 2019110500542858 - 1
Received Date: 11/04/2019
Amount Received: $30.00

NEW REGISTERED AGENT:

Is the Registered Agent a Commercial Registered Agent? ☐ Yes ☐ No

If Yes, provide the name of the Commercial Registered Agent: ____________________

A Commercial Registered Agent is an entity or individual that is registered with the Office of the Secretary of State to receive legal documents on behalf of a corporation. A Commercial Registered Agent has the entities/individual's address on record with the office.

A Registered Agent consent is still required for a Commercial Registered Agent located below.

If No, please continue below

Please complete ONE type of Registered Agent below, be sure to include the name below the checked box. Then continue to provide the required street address. Mailing address if needed.

☐ **Individual**	☐ **Entity**	☐ **Office or Position**
____________________	____________________	____________________
First and last name of a Non-commercial Registered Agent. (Any person not registered as a Commercial Registered Agent.)	Name of a Non-commercial Registered Agent. (Any business not registered as a Commercial Registered Agent.)	List the Office or Position serves as agent. (Only if using the specific office or position as the registered agent, no matter who holds the position like: Secretary, Member or Treasurer.)

Phone: ____________________ Email: ____________________

Registered Agent Street Address (required) (Must be a physical address No PO Box or PMB)	**Registered Agent Mailing Address** (optional) ☐ Check if mailing address is the same as street address
Country: United States **State:** Washington	**Country:** United States **State:** Washington
Address: ____________________	**Address:** ____________________
____________________	____________________
Zip: ________ **City:** ____________________	**Zip:** ________ **City:** ____________________

CONSENT TO SERVE AS REGISTERED AGENT - REQUIRED FOR ALL TYPES

I hereby consent to serve as Registered Agent in the State of Washington for the named entity. I understand it will be my responsibility to accept service of process, notices, and demands on behalf of the entity; to forward mail to the entity; and to immediately notify the Office of the Secretary of State if I resign or change the Registered Office Address.

____________________ ____________________ ____________________

Signature of Registered Agent Printed Name/Title Date

Articles of Amendment - Profit
Pg 2 | Revised 7.2018

Work Order #: 2019110500542858 - 1
Received Date: 11/04/2019
Amount Received: $30.00

DURATION: *Required only if changed* Please check ONE of the following

☐ This Company shall have a perpetual duration ☐ This Company shall have a duration of ________ years.

☐ This Company shall expire on ______________

ADOPTION OF ARTICLES OF AMENDMENT: This Amendment was duly adopted by the following method

☐ By a sufficient vote of shareholders

■ By the board of directors

☐ By the incorporators prior to the issuance of shares

EFFECTIVE DATE:

☐ Date of filing ■ Specify a Date 11/12/2019 cannot be more than 90 days following received date

DATE OF ADOPTION: When was this Amendment adopted?

☐ Date of filing ■ Specify a date: 10/30/2019

RETURN ADDRESS FOR THIS FILING: *(Optional)*

This address will be sent document(s) regarding this specific filing in addition to document(s) being sent to the Registered Agent's street/mailing address.

Attention to: Sylvia Karayan

Email: syk@msk.com

Address: 2 Century Park East, 18th Floor

City Los Angeles **State** CA **Zip** 90067

AUTHORIZED PERSON:

This record is hereby executed under penalties of perjury, and is, to the best of my knowledge, true and correct.

[signature]	Colin James Deller, CEO	November 1st 2019
Signature of Authorized Person	**Printed Name/Title**	**Date**

Articles of Amendment - Profit
Pg 3 | Revised 7.2018

Work Order #: 2019110500542858 - 1
Received Date: 11/04/2019
Amount Received: $30.00